Exhibit 10.11

FIRST SUPPLEMENTAL WORKING CAPITAL CONSORTIUM AGREEMENT

“THIS FIRST SUPPLEMENTAL WORKING CAPITAL CONSORTIUM AGREEMENT (hereinafter referred to as the “Agreement”) made at New Delhi this 15TH day of June 2012 between M/s Amira Pure Foods Pvt. Ltd., a company within the meaning of the Companies Act’ 1956 and having its Registered Office at B-1/E-28, Mohan Co-operative Industrial Estate, Mathura Road, New Delhi - 110044 and Corporate Office at 54, Prakriti Marg, Mehrauli-Gurgaon Road, New Delhi - 110030, (hereinafter called “the Borrower”, which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) in favour of Canara Bank, a Body Corporate constituted by and under the Banking companies (Acquisition and Transfer of Undertaking) Act 1970 having its Registered/Head Office of business in India at Canara Bank Building, 112, Jayachamarajendra Road, Bangalore-560 002 and a Branch Office amongst other places at Prime Corporate Branch - II, 2nd Floor, World Trade Tower, Barakhamba Lane, New Delhi-110 001, (hereinafter called “CB” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), State Bank of India, a statutory Corporation, constituted by and under the State Bank of India Act, 1955 and having its Local Head Office at 11,

Parliament Street, New Delhi - 110001 and a Branch Office amongst other places at Overseas Branch, 9th Floor, Jawahar Vyapar Bhawan, 1, Tolstoy Marg, New Delhi-110 001,(hereinafter called “SBI” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), Oriental Bank of Commerce a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1980 and having its Head Office at Plot no. 05, Sector 32, Institutional Area, Gurgaon 122001 and a Branch Office amongst other places at A-30-33, Rajiv Chowk, New Delhi - 110001, (hereinafter called “OBC” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), Bank of India a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at Star House, C-5, G Block, Bandra Kurla Complex, Bandra (East), Mumbai — 400051 and a Branch Office amongst other places at New Delhi Large Corporate Branch, 4, PTI Building, Parliament Street, New Delhi — 110001, (hereinafter called “BOI” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

Bank of Baroda a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at Baroda House, 506, Mandvi, Baroda and a Branch Office amongst other places at Corporate Financial Services Branch, Ground Floor, BOB Building, 16, Sansad Marg, New Delhi - 110001, (hereinafter called “BOB” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), ICICI Bank Ltd. a Banking Company within the meaning of Section 5 (c) under the Banking Regulation Act, 1949, and a Company within the meaning of the Companies Act, 1956 and having its Registered/Head Office in India at “Landmark” Race Course Circle, Vadodara - 390007 and a Branch Office amongst other places at Videocon Tower, 11th Floor, E-1, Jhandewalan Extension, New Delhi - 110055, (hereinafter called “ICICI” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), State Bank of Hyderabad, a body Corporate constituted under State Bank of India (Subsidiary Banks) Act 1959 (Act No. 38 of 1959) and having its Registered/Head Office in India at Gunfoundry, Hyderabad and a Branch Office amongst other places at, 16, Kundan House, Nehru Place, New Delhi - 110019 (hereinafter called “SBH” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns),

VIJAYA BANK a body Corporate constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1980 and having its Head Office at 41/2, M.G.Road, Bangalore, and a Branch Office amongst other places at 17, Barakhamba Road, New Delhi - 110001, (hereinafter called “VB” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns), YES BANK LTD. a Company incorporated under Companies Act, 1956 and a Banking Company within the meaning of the Banking Regulation Act 1949 and having its Registered Office at Nehru Centre, 9th Floor, Discovery of India, Dr. A.B.Road, Worli, Mumbai and a Branch Office amongst other places at D-12, South Extension-II, New Delhi - 110049, (hereinafter called “YBL” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns) and INDIAN OVERSEAS BANK, a body corporate, constituted by and under the Banking Companies (Acquisition and Transfer of Undertakings) Act, 1970 and having its Head Office at 763, Anna Salai, Chennai and a Branch Office amongst other places at D-28-29, Connaught Place, New Delhi - 110001, (hereinafter called “IOB” which expression shall, unless it be repugnant to the subject or context thereof, include its successors and assigns).

(All of which Canara Bank, State Bank of India, Oriental Bank Commerce, Bank of India, Bank of Baroda, ICICI Bank Ltd., State Bank of Hyderabad, Vijaya Bank, Yes Bank Ltd. and Indian Overseas Bank are hereinafter collectively referred to as “the said Banks” or “the Canara Bank Consortium” which expression shall, unless it be repugnant to the subject or context thereof, include each of them or any one or more of them and their respective successors and assigns).

By consent of all the Parties, Canara Bank is designated and recognized as the Lead Bank of the Canara Bank Consortium.

If the Consortium of Banks is increased or diminished from time to time by adding to or dropping of one or more Banks or is changed by substitution of one Bank by another during the currency of this Agreement, then the Reconstituted Consortium will be governed by the provisions of this Agreement as if they have been added or dropped herein as the case may be and the term “the said Banks” shall mean and shall be deemed to include the Reconstituted Consortium as well.

WHEREAS

1.             The Borrower had been sanctioned inter-alia various credit facilities for working capital and the Borrower has executed in favour of the Canara Bank Consortium the Working Capital Consortium Agreement dated 16.08.2010 hereinafter collectively referred to as the Consortium Agreement on the terms and conditions set out therein for working capital facilities (hereinafter collectively referred to as “the said facility”) the details of which are given in the schedule to the said Consortium Agreement.

2.             At the request of the Borrower, the said Banks have now agreed to increase modify/grant additional or reduce working capital credit facilities viz.,

	Existing	Additional	(Amount in lacs)
	Limit	Limit	(Reduction)	Total Limit
i. Fund Based Limits:
Cash Credit/ODBD/PC/
Bills (Domestic / Export)
1. CANARA BANK	17100.00	—		17100.00
2. STATE BANK OF INDIA	2500.00	—		2500.00
3. ORIENTAL BANK OF COMMERCE	7500.00	1500.00		9000.00

4. BANK OF INDIA	5000.00	2000.00		7000.00
5. BANK OF BARODA	7500.00	—		7500.00
6. ICICI BANK LTD.	5500.00	500.00		6000.00
7. STATE BANK OF HYDERABAD	120000	—		1200.00
8. VIJAYA BANK	0.00	1500.00		1500.00
9. YES BANK LTD.	4000.00	—		4000.00
10. INDIAN OVERSEAS BANK	0.00	2500.00		2500.00
11. HDFC BANK	1500.00		-(1500.00)	0.00
Total Fund Based Limits	51800.00	8000.00	-(1500.00)	58300.00
ii. Non-Fund Based :
LC-Inland/Foreign/BG
1. CANARA BANK	1000.00	—		1000.00
2. STATE BANK OF INDIA	2500.00	—		2500.00
3. ORIENTAL BANK OF COMMERCE	2500.00	1600.00		4100.00
4. BANK OF INDIA	—	3000.00		3000.00
5. BANK OF BARODA	2900.00	—		2900.00
6. ICICI BANK LTD.	—	2000.00		2000.00
7, STATE BANK OF HYDERABAD	1000.00	—		1000.00
8. VIJAYA BANK		—		—
9. YES BANK LTD.	—	—		—
10. INDIAN OVERSEAS BANK	—	3000.00		3000.00
Total Non-Fund Based Limits	9900.00	9600.00		19500.00
Total Limits	61700.00	17600.00	-(1500.00)	77800.00

against the security as stipulated by the said Banks, in addition to or in replacement of the existing facilities on the terms and conditions set out herein.

3.             The parties have agreed to enter into this agreement which is first supplemental to and in modification to the Working Capital Consortium Agreement dated 16.08.2010.

NOW THEREFORE THIS FIRST SUPPLEMENTAL AGREEMENT WITNESSTH AS UNDER:

1.             Subject to the provisions contained in the Consortium Agreement, each of the said Banks agrees to the borrower availing of all or some of the credit facilities at the sole and absolute discretion of the said Banks from time to time in respect of the credit facilities as mentioned in the First Schedule hereto and the  Borrower agrees to avail the said Facilities undertaking to repay the same together with interest compounded monthly , costs, charges and expenses and further agrees to pay the interest/commission as per the Second Schedule hereto on the various limits sanctioned by the said Banks.

2.             The Borrower agrees and declares that the said working capital limits together with interest, costs, charges and expenses in respect thereof shall be secured in favour of the said Banks by a First charge by way of hypothecation/pledge of the Borrower’s current assets viz., stocks of raw materials, semi-finished goods, finished goods, stores and spares, bills receivables including receivables from hire purchase/leasing, book debts and other movable assets of the Borrower, both present and future and also by a Second charge in favour of the said Banks ranking after the charge created in favour of the “term loan lending Banks “ on the Borrower’s specific moveable fixed assets financed through their term loan (other than current assets) in a form and manner acceptable to the Canara Bank Consortium.

3.             The Borrower hereby agrees, declares and covenants that all the terms and conditions contained in the Consortium Agreement would remain valid and binding except and save to the extent modified by these presents and the Borrower hereby confirms that the Consortium Agreement shall be continuing and applicable in all respects as modified and enlarged by these presents to the credit facilities granted hereinabove.

4.             “I/We, understands that as a pre-condition, relating to grant of the loans/ advances/ other non fund based credit facilities to the borrower, the said banks in the Canara Bank Consortium do not require consent for the disclosure by the banks of all information and data relating to the borrower, including default, if any, committed by the borrower but not limited to history and ownership status , details of security etc., pertaining to the credit facility availed , to any of the Banks who are lenders under this consortium and /or to Banks/Financial Institutions who may join as lenders under this arrangement in future.

Accordingly, the borrower hereby agrees, confirms and gives consent for disclosure by the said Banks under Canara Bank Consortium all or any such information and data relating to the borrower including default, if any committed by the borrower ,but not limited to history and ownership status, details of security etc., pertaining to the credit facility availed of/ to be availed by the borrower, to any of the Banks who are lenders under this consortium and /or to Banks/Financial Institutions who may join as Lenders under this arrangement in future as the said bank may deem appropriate and necessary. Further, the said Banks shall also be entitled to disclose information etc., as stated above to any person as may be required /specified by applicable laws. The disclosure as stated above may be made/released in any form (including electronic, media) with such details (including photographs) as may be deemed fit by these banks.

Further, we hereby undertake and confirm that I/We shall not raise any dispute in whatsoever manner regarding the disclosure of information/data as aforesaid by Canara Bank Consortium to any Banks/Financial Institutions who are lenders under this consortium and/or Banks/Financial Institutions who may join as lenders under this arrangement in future.”

5.             The Borrower unconditionally agrees, undertakes and acknowledges that the said Banks have an unconditional right to cancel the outstanding un-drawn commitments under this Agreement at any time during the currency of the Facilities and that the said Bank shall endeavour to provide prior intimation of the same to the Borrower.

The Borrower unconditionally agrees, undertakes and acknowledges that the said Bank shall have the right to unconditionally cancel its outstanding un-drawn commitment in the event of deterioration in the Borrower’s creditworthiness.

For the purpose of the above clause, deterioration in the Borrower’s creditworthiness shall include without limitation:

(a)           Downgrade by a Credit Rating Agency;

(b)           Inclusion of the Borrower and/or any of the Directors in Reserve Bank of India’s willful defaulters list;

(c)           Closure of a significant portion of the Borrower’s operating capacity;

(d)           Decline in the profit after tax of the Borrower by more than fifteen percent;

(e)           Any adverse comment from the Auditor; and

Failure of the Borrower/obligor/security provider to comply with the terms and conditions of this Agreement and/or Security Documents.

For the purposes of the above clause “Credit Rating Agency” shall mean and refer to the domestic credit rating agencies such as Credit Analysis and Research Limited, CRISIL Limited, FITCH India and ICRA Limited and international credit rating agencies such as Fitch, Moodys and Standard & Poor’s and such other credit rating agencies identified and/or recognized by the Reserve Bank of India from time to time.

The Borrower unconditionally agrees, undertakes to get itself rated by Credit Rating Agency/ies within a period of six months and/or at such intervals as may be decided by the said Banks, failing which the said Banks shall have the right to review the applicable interest rate and/or costs, charges and expenses, which shall be payable by the Borrower/obligor/security provider and on such date/s or within such period as may be specified by the said Banks.

The Borrower shall promptly if the said Banks so require, furnish a certificate to the effect that the Facility has been utilised for the Purpose, within such time and in a manner as may be acceptable to the said Bank.

The Borrower shall promptly as and when stipulated by the said Banks furnish a certificate from its Statutory Auditor regarding the end use of the Facilities within such time and in a manner as may be acceptable to the said Banks, in order to verify, inter alia, that the Facilities has not been siphoned off/diverted for application other than the Purpose.

The Borrower agrees and declares that save and except as modified by this Agreement all the respective clauses covenants conditions and stipulations contained in the said

Consortium Agreement shall in all respects remain in full force and binding on the Borrower in respect of the aforesaid facilities agreed to be granted and/or continued up to the increased limit of Rs. 778,00,00,000.00 (Rs. seven hundred seventy eight crores only) To the extent of any inconsistency between the terms of this First Supplemental Agreement and the Agreement of Loan the provisions of this First Supplemental Agreement shall prevail.

THE FIRST SCHEDULE ABOVE REFERRED TO

SCHEDULE OF LIMIT SANCTIONED      (Rs. In Lacs)

BANK	NATURE OF LIMIT	FUND BASED	NON- FUND BASED	TOTAL FB+NFB
Canara Bank	OCC	6300.00
	ODBD	3000.00)
	PC/PCFC/FDB/FBE/BRD	9000.00
	standby limit :
	PC/PCFC/FDB/FBE/BRD	1800.00
	FLC/ILC (DA/DP)/BG		100000
Total Canara Bank		17100.00	1000.00	18100.00
State Bank of India	CC	2500.00
	EPC/FBP	(2500.00)
	LC/BG		2500:00
Total SBI		2500.00	2500.00	5000.00
Bank of India	1. EPC/PCFC	7000.00
	2. FBP/FCBP	(7000.00)
	3. Cash Credit	(7000.00)
	TOTAL 1 + 2+3	7000.00
	LC(I/F-DP/DA)		3000.00
	BG(I/F)		(3000.00)

Total Bank of India	MAXIMUM TOTAL LIMIT PERMITTED	7000.00	3000.00	10000.00
ICICI Bank	STL	6000.00
	SUB-LIMIT-CC	(6000.00)
	SUB-LIMIT-PCFC/PSCFC/EPC	(6000.00)
	SUB-LIMIT-FUBD/FBP	(6000.00)
	LC/BG		2000.00
Total ICICI Bank		6000.00	2000.00	8000.00
Oriental Bank of Commerce	PC/PCFC/FDBP/FUDBP	7500.00
	SUB LIMIT - CC	(2000.00)
	Standby Limit:
	PC/PCFC/FDBP/FUDBP	1500.00
	LC (Import/Inland)/BG		4100.00
Total OBC		9000.00	4100.00	13100.00
Bank of Baroda	CC	1000.00
	PC/PCFC	5000.00
	Sub Limit - PSDL	(1500.00)
	FBP/FBD	1500.00
	FLC/ILC/BG		2900.00
Total BOB		7500.00	2900.00	10400.00
Vijaya Bank	PCL/PCFC/FCBD/FDBP/FUDBP	1500.00
	Sub limit -CC	(1500.00)	—
Total Vijaya Bank		1500.00		1500.00

State Bank of Hyderabad	CC	1200.00
	Sub-limit-EPC/PCFC	(1200.00)
	SUB-LIMIT-FDBP/FUBD	(1200.00)
	L/C/BG		1000.00
TOTAL SBH		1200.00	1000.00	2200.00
Yes Bank Ltd.	PC/PCFC/PSFC	4000.00
	SUB LIMIT - CC/WCDL	(2000.00)
TOTAL YES BANK		4000.00	—	4000.00
Indian overseas Bank	CC	2500.00
	PC/PCFC	(1800.00)
	FDDBP/FDUBD	(1800.00)
	LC/BG		3000.00
TOTAL IOB		2500.00	3000.00	5500.00

TOTAL LIMIT		58300.00	19500.00	77800.00

(  ) INDICATES SUB-LIMIT

(The above list is only illustrative and not exhaustive)

THE SECOND SCHEDULE ABOVE REFERRED TO
Particulars of interest & commission

THE SECOND SCHEDULE ABOVE REFERRED TO

(See Art 1 Para 10)

PARTICULARS OF INTEREST & COMMISSION

Nature of Facility	Rate of Interest and Commission
1. Pre-shipment and post shipment credit facilites	As per terms of sanction of each bank, guidelines issued by respective Banks from time to time

2. Cash Credit Limit

3. Import / Inland Letter of Credits / Inland Revolving Letter of Credit Limit

4. Forward Sale Contract

5. SERVICE CHARGES

Plus Service tax and other applicable tax as applicable from time to time.

Details of sanction Letters of Canara Bank Consortium:

Bank Name	Santion Letter No.	Sanction Letter Dated
Canara Bank	DEL: PCB-II: CR-AMIRA:S-40: 2011	31.10.2011
State Bank of India	SBI/OBND/RM3/2011-12/260	15.02.2012
Oriental Bank of Commerce	Nil	13.06.2012
Bank of India	NDLCB/2011-12/AY/2431	09.03.2012
Bank of Baroda	CFS/ND/14/2054	03.10.2011
ICICI Bank	12/W31DEL/40088	12.01.2012
State Bank of Hyderabad	F/ADV/AMIRA/275	24.05.2012
Vijaya Bank	BKR/CREDIT/AMIRA/2011-12/	24.08.2011
Yes Bank Ltd.	YBL/DEL/FL/411/2009-10	03.08.2009
Indian Overseas Bank	Adv/1205/ /2011-12	13.02.2012

The consortium members reserve the right to amend, alter, and modify the rate of interest and other charges with / without previous notice.

For Amira Pure Foods Private Limited

Signed and delivered By M/s Amira Pure Foods Pvt. Ltd. Pursuant to the Resolution of its Board of Directors passed on 14.06.2012 by the hand of Ms. Anita Daing, Director of the company
/s/ Anita Daing, Director

The Common Seal of the within named Amira Pure Foods Pvt. Ltd. pursuant to the authority granted by the Resolution of the Board of Directors passed on the 14th day of June 2012, hereunto affixed in the presence of Shri Karan A Chanana, Chairman and Ms. Namita Bhatnagar, Company secretary of the company/Authorized Officials by the Board in that behalf who have signed these presents in token thereof.

/s/ Karan A Chanana

/s/ Namita Bhatnagar

SIGNED AND DELIVERED for and on behalf of Canara Bank for itself and for and on behalf of State Bank of India, Oriental Bank Commerce, Bank of India, Bank of Baroda, ICICI Bank Ltd., State Bank of Hyderabad, Vijaya Bank, Yes Bank and Indian Overseas Bank as their Constituted Attorney by the hand of Shri A. K. Jindal, its Authorised Official.

For Canara Bank

/s/ Shri A. K. Jindal

Chief Manager
Prime Corporate Branch-II, New Delhi-110001